Exhibit 99.1

FOR IMMEDIATE RELEASE

February 5, 2018

Armstrong Flooring Advances Growth Strategy with

Strengthened Distributor Partnerships

LANCASTER, Pa. – Armstrong Flooring, Inc., is empowering its distributors with increased responsibility for marketing, merchandising and sales of its residential flooring products, and is focusing resources to drive growth with national retail and commercial customers.

“Since we launched Armstrong Flooring as an independent company in 2016, one of our core objectives has been winning with distribution – to grow sales and market share by rebuilding and leveraging our distributor relationships,” said Armstrong Flooring President and CEO Don Maier. “We’ve made tremendous progress to further enhance these partnerships, and we are confident that we are working with distributors who can most effectively advance our growth strategy.”

“This transition marks the next step in that evolution. Shifting elements of our residential marketing and merchandising responsibilities to our distributors is intended to increase efficiency, move decision-making closer to the customer, and improve speed-to-market,” Mr. Maier said. “As distributors take on additional responsibilities, we plan to increase investments in national retail and commercial accounts, specifiers, architects, designers and contractors.”

Additionally, Joe Bondi resigned from his role as Senior Vice President and Chief Product Officer, effective February 1, 2018. He will continue working with Armstrong Flooring through May 31, 2018, focused on executing this strategic transition and other projects. He will continue to report to Mr. Maier.

“Joe has provided valuable leadership as we established Armstrong Flooring as an independent company,” Mr. Maier said. “He has been instrumental in developing initiatives to strengthen our brand, our commitment to innovation, and our customer focus. We look forward to his continued insights during this transition.”

Armstrong Flooring, Inc. (NYSE: AFI) is a global leader in the design and manufacture of innovative flooring solutions that inspire spaces where people live, work, learn, heal and play SM. Headquartered in Lancaster, Pa., Armstrong Flooring is the #1 manufacturer of resilient and wood flooring products across North America. The Company safely and responsibly operates 15 manufacturing facilities in three countries and employs approximately 3,700 individuals, all working together to provide the highest levels of service, quality and innovation to ensure it remains as strong and vital as its 150-year heritage. Learn more at www.armstrongflooring.com.

Forward Looking Statements

Disclosures in this release and in our other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in our reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

Investors:

Douglas Bingham, 717-672-9300

VP, Treasury and Investor Relations

IR@armstrongflooring.com

Media:

Steve Trapnell, 717-672-7218

Corporate Communications Manager

aficorporatecommunications@armstrongflooring.com